UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017 (September 20, 2017)

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11150 Santa Monica Boulevard, Suite 600
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 893-0550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02	Termination of a Material Definitive Agreement.

On September 20, 2017, Spark Networks USA, LLC (“Spark Networks USA”), a subsidiary of Spark Networks, Inc. (the “Registrant”), entered into a Lease Termination Agreement (the “Termination Agreement”) with Westwood Gateway II LLC, the successor-in-interest to The Irvine Company LLC (“Westwood”), which provides for the early termination of the existing lease for the Registrant’s Los Angeles headquarters located at 11150 Santa Monica Boulevard, Suite 600, Los Angeles, California (the “Lease”). Pursuant to the terms of the Termination Agreement, the Lease will terminate at midnight on January 31, 2018 (the “Termination Date”). The Lease was previously scheduled to expire on October 31, 2018. In consideration for Westwood agreeing to enter into the Termination Agreement, Spark Networks USA will pay Westwood the sum of $285,000 at least 30 days prior to the Termination Date.

The foregoing description of the material terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of such agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

10.1	Lease Termination Agreement, dated as of September 20, 2017, by and between Spark Networks USA, LLC and Westwood Gateway II LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: September 22, 2017	By:	/s/ Robert W. O’Hare
Robert W. O’Hare
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Lease Termination Agreement, dated as of September 20, 2017, by and between Spark Networks USA, LLC and Westwood Gateway II LLC.